Exhibit 10.4

AMENDMENT OF

EMPLOYMENT AGREEMENT

THIS AMENDMENT OF EMPLOYMENT AGREEMENT (this “Amendment”) is made, as of the date last written below (the “Amendment Effective Date”), by and between John A. Galea (“Executive”) and ILG, Inc. (“Company”), a Delaware corporation.

WHEREAS, Executive and Company have entered into that certain Amended and Restated Employment Agreement with an Effective Date of March 24, 2017 (the “Employment Agreement”); and

WHEREAS, Company and Executive have recently agreed to certain changes to the terms and conditions of his employment, requiring the amendment of the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Section 1A of the Employment Agreement shall be deleted in its entirety and the following language substituted therefor:

1A.                             EMPLOYMENT.  During the Term (as defined below), the Company shall employ Executive, and Executive shall be employed, as Executive Vice President, Chief Accounting Officer of the Company.  During Executive’s employment with the Company, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Executive’s position and shall render such services on the terms set forth herein.  During Executive’s employment with the Company, Executive shall report directly to the Chief Financial Officer of the Company (the “CFO”) or such other executive as may be reasonably designated.  Executive shall have such powers and duties with respect to the Company as may reasonably be assigned to Executive by the Reporting Officer to the extent consistent with Executive’s position.  Executive agrees to devote all of Executive’s working time, attention and efforts to the Company and to perform the duties of Executive’s position in accordance with the Company’s policies as in effect from time to time.  Executive’s principal place of employment shall be the Company’s offices located in Miami, Florida.

2.                                      Where there is a conflict between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment control.  All other terms and conditions and definitions of the Employment Agreement shall remain in full force and effect, unmodified by this Amendment, and be applied to and made a part of this Amendment.

IN WITNESS WHEREOF, each of the parties has executed this Amendment.

EXECUTIVE

By:	/s/ John A. Galea
John A. Galea

Date:	March 28, 2018

ILG, INC.

By:	/s/ Craig M. Nash
Craig M. Nash
Chairman, Chief Executive Officer
and President

Date:	March 28, 2018